Exhibit 10.10
180 CITYPOINT
WALTHAM, MASSACHUSETTS

Lease Dated January 26, 2026 (“Execution Date”)

    THIS INSTRUMENT IS AN INDENTURE OF LEASE (this “Lease”) in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as 180 CityPoint and having an address at 180 Third Avenue, Waltham, Massachusetts 02451.

    The parties to this instrument hereby agree with each other as follows:
ARTICLE I
Reference Data
1.1    Subjects Referred To
Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	BP THIRD AVENUE LLC, a Delaware limited liability company

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Name/Email: [**]
Tenant:	AKEBIA THERAPEUTICS, INC., a Delaware corporation

Exhibit 10.10

Mailing Address of Tenant:
Prior to Phase I Commencement Date:

Akebia Therapeutics, Inc.
245 First Street, Suite 1400
Cambridge, MA 02142
Attn: General Counsel

Following Phase I Commencement Date:

Akebia Therapeutics, Inc.
180 Third Avenue
Waltham, MA 02451
Attn: General Counsel

In either case, with a copy to:
WilmerHale
60 State Street
Boston, MA 02109
Attn: Brett M. Jackson

Tenant’s Email Address for Information Regarding Billings and Statements:	[**]

Tenant’s Email Address for Insurance Matters: Tenant’s Construction Representative:	[**] Name/Email: [**]
Term or Lease Term:
The period beginning on the Phase I Commencement Date and ending on the last day of the eighty-fourth (84th) calendar month immediately following the Phase I Commencement Date (said period being sometimes called the “Original Term”), unless extended or sooner terminated as hereinafter provided.

Extension Option:	One (1) period of five (5) years as provided in and on the terms set forth in Section 3.2 hereof.

Exhibit 10.10

Lease Year:	A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Phase I Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Rent Year:	Any twelve (12) month period during the Term of the Lease commencing as of the Phase I Commencement Date, or as of any anniversary of the Phase I Commencement Date, except that if the Phase I Commencement Date does not occur on the first day of a calendar month, then (i) the first Rent Year shall further include the partial calendar month in which the first anniversary of the Phase I Commencement Date occurs, and (ii) the remaining Rent Years shall be the successive twelve-(12)-month periods following the end of such first Rent Year.
Phase I Commencement Date:	The earlier to occur of (i) the date on which Landlord’s Office Premises Work has been “substantially completed” and the Office Premises are “ready for occupancy” (as such terms are defined in Exhibit B-1 hereof) or (ii) the date upon which Tenant occupies all or any portion of the Office Premises for its beneficial use. The Phase I Commencement Date is also sometimes referred to herein as the “Commencement Date”.

Estimated Phase I Commencement Date:	September 1, 2026
Phase II Commencement Date:
The earlier to occur of (i) the date on which Landlord’s Lab Premises Work has been “substantially completed” and the Lab Premises are “ready for occupancy” (as such terms are defined in Exhibit B-1 hereof) or (ii) the date upon which Tenant occupies all or any portion of the Lab Premises for its beneficial use.

Estimated Phase II Commencement Date:	November 1, 2026
Premises:	Prior to the Phase II Commencement Date, the Premises shall consist of the Office Premises only. From and after the Phase II Commencement Date, the Premises shall consist of the Office Premises and the Lab Premises, collectively.

Exhibit 10.10

Office Premises:	A portion of the second (2nd) floor of the Building containing 28,518 rentable square feet, in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference.

Lab Premises:	A portion of the third (3rd) floor of the Building containing 14,956 rentable square feet, in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference.
Rentable Floor Area of the Premises:	43,474 rentable square feet.

Number of Parking Privileges:	Subject to the terms and conditions of Article X below, One Hundred Eight (108) parking privileges (i.e., two and one-half (2.5) parking privileges for each 1,000 square feet of the Rentable Floor Area of the Premises, as the same may be expanded pursuant to Section 16.33 below) at no cost to Tenant and for the duration of the Term (as the same may be extended in accordance with this Lease). Such parking privileges shall be on an unreserved basis in the parking structure located beneath the Building.

Exhibit 10.10

Annual Fixed Rent:	(a) During the Original Term of this Lease, Annual Fixed Rent shall be payable by Tenant as set forth below.

Office Premises:

Rent Years
Rate PSF
Annual Rate

Rent Year 1
$31.50
$898,317.00

Rent Year 2
$32.50
$926,835.00

Rent Year 3
$33.50
$955,353.00

Rent Year 4
$34.50
$983,871.00

Rent Year 5
$35.50
$1,012,389.00

Rent Year 6
$36.50
$1,040,907.00

Rent Year 7
$37.50
$1,069,425.00

Lab Premises:

Rent Years
Rate PSF
Annual Rate

Rent Year 1
$70.00
 $1,046,920.00

Rent Year 2
$72.10
 $1,078,327.60

Rent Year 3
$74.26
 $1,110,632.56

Rent Year 4
$76.49
 $1,143,984.44

Rent Year 5
$78.79
 $1,178,383.24

Rent Year 6
$81.15
 $1,213,679.40

Rent Year 7
$83.58
 $1,250,022.48

(b) During the Extended Term (if the Extension Option is exercised), as determined pursuant to Section 3.2.

Exhibit 10.10

Tenant Electricity:	See Section 5.2.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Total Rentable Floor Area of the Building:	329,195 square feet.

Building:	For the purposes of this Lease, the Building shall mean the building commonly known as 180 CityPoint and numbered 180 Third Avenue, Waltham, Massachusetts, as the same may be altered, expanded, reduced or otherwise changed by Landlord from time to time in accordance with the terms of this Lease.

Property:	The land described on Exhibit A and the Building, together with all common areas, parking areas, garage, and structures, located thereon.

CityPoint Project:	That certain development project known as the CityPoint Project, containing the Property and any other buildings from time to time owned or controlled by Landlord or affiliates of Landlord considered to be part of the CityPoint Project and located on Totten Pond Road, Third Avenue, Fourth Avenue or Fifth Avenue in Waltham, Massachusetts.

180 CityPoint Special Permit:	That certain Special Permit granted by the Waltham City Council by Order Number 33110 dated August 4, 2014 and recorded in Middlesex South Registry of Deeds in Book 64384, Page 443 which governs the development and uses of the Building, as the same may be extended and/or modified from time to time.

Exhibit 10.10

Permitted Use:
Office Premises: Subject to Legal Requirements (as such term is defined in Exhibit B-1 hereof), general office use and other ancillary uses related to the foregoing.

Lab Premises: Subject to Legal Requirements, research, development and laboratory use together with general office uses related to the same, and other ancillary uses related to the foregoing.

Broker:	Colliers International

Security Deposit:	$810,515.00

1.2    Table of Articles and Sections

Exhibit 10.10

Exhibit 10.10

Exhibit 10.10

16.25 No Partnership	85
16.26 Security Deposit	85
16.27 Governing Law	87
16.28 Waiver of Trial by Jury	87
16.29 Electronic Signatures	87
16.30 Building Amenities	88
16.31 Force Majeure	88
16.32 Shuttle Service	89
Landlord currently provides or otherwise arranges for Shuttle Service (defined below) to and from the Building on weekdays (subject to weather conditions that adversely impact travel, holidays and Force Majeure), and Tenant’s employees shall, subject to seating availability, have the right to use such Shuttle Service at all times that such Shuttle Service is in operation and available for use by tenants of the Building. “Shuttle Service” shall mean express shuttle bus service that is provided or contracted for by Landlord between the Building, the Alewife MBTA station, and additional commuting locations in the Waltham/Cambridge/Boston area as reasonably determined by Landlord from time to time. Landlord shall have the right to adjust the schedule, frequency, and route(s) of the Shuttle Service as it reasonably determines based on demand. No fee shall be charged to any passenger that utilizes the Shuttle Service provided by Landlord; provided that all costs of providing such Shuttle Service shall be included as part of Landlord’s Operating Expenses, subject to the provisions of Section 7.4. Tenant’s use of the Shuttle Service shall be at Tenant’s sole risk, and Tenant hereby acknowledges that Landlord shall have no liability with respect thereto. Without limiting the foregoing, Landlord reserves the right to temporarily suspend the Shuttle Service if Landlord reasonably determines that such Shuttle Service is not being adequately utilized by tenants of the Building and/or the CityPoint Project. Further, Landlord may elect to permanently eliminate the Shuttle Service following a temporary suspension if Landlord reasonably believes that such Shuttle Service is not desired by, or would not be adequately utilized by, tenants of the Building and/or the CityPoint Project.
89
16.33 Right of First Offer	89

1.3    Exhibits
The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A    --    Legal Description of Property

Exhibit B-1    --    Work Agreement

Exhibit 10.10

Exhibit B-2    --    Turnkey Office Matrix

Exhibit B-3    --    Turnkey Lab Matrix

Exhibit B-4    --    Office Test Fit Plan

Exhibit B-5    --    Lab Test Fit Plan

Exhibit C-1    --    Landlord’s Services

Exhibit C-2    --    Base Building Specifications

Exhibit D    --    Floor Plans

Exhibit E    --    Form of Declaration Affixing the Commencement Date of Lease

Exhibit F    --    Tenant’s Monument Signage

Exhibit G    --    Intentionally Omitted

Exhibit H    --    Broker Determination of Prevailing Market Rent

Exhibit I    --    List of Mortgages

Exhibit J    --    Form of Letter of Credit

Exhibit K    --    Form of Certificate of Insurance

Exhibit L    --    Control Area Requirements

Exhibit M    --    ROFO Premises

Exhibit N    --    Tenant’s Chemical Storage Room

ARTICLE II
Premises
2.1    Demise and Lease of Premises
Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises in the Building, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable

Exhibit 10.10
area of any floor, excluding the common corridors, elevator lobbies and restrooms located on such floor. The Rentable Floor Area of the Premises and the Total Rentable Floor Area of the Building are agreed to be the amounts set forth in Section 1.1 above. From and after the Commencement Date and until the end of the Term, Tenant shall have access to the Premises, any freight elevators in the Building (at no additional cost or expense except as provided for in the last sentence of this paragraph) and the Building loading dock twenty-four (24) hours a day, seven (7) days a week, subject to Landlord’s reasonable Building security requirements, Legal Requirements, reasonable rules and regulations now or hereafter made by Landlord of which Tenant has been given written notice, the terms of this Lease, and Force Majeure (as defined in Section 16.31). Without limiting the generality of the foregoing, any deliveries to the Building loading dock that are related to Tenant’s initial move-in to the Premises or that are anticipated to take more than one (1) hour during normal business hours should be scheduled in advance with Landlord’s property manager, but all other Tenant deliveries to the Building loading dock do not need to be scheduled and will be self-managed by Tenant. Landlord’s costs associated with the freight elevators and loading dock shall be included in Landlord’s Operating Expenses in accordance with Section 7.4 below.

2.2    Appurtenant Rights and Reservations.
(A)     Subject to Landlord’s right to change or alter any of the following in its discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office/research/laboratory building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common restrooms, corridors and elevator lobby of such floor and (d) the plazas and other common areas of the Property as Landlord makes the same available to tenants of the Building from time to time; and no other appurtenant rights and easements. As of the date hereof, the following telecommunication providers have been preapproved by Landlord and are permitted access to the Building: Verizon, AT&T, Comcast, CrownCastle and RCN. Tenant shall have the right to contract separately with a telecommunication provider not identified in the preceding sentence and Landlord will not unreasonably withhold consent to any request by Tenant to allow such provider to have access to the Building or to the Premises, provided that Landlord may condition such access, without limitation of the foregoing, on Landlord’s reasonable approval of the identity of the service provider, its execution of an access and/or easement agreement reasonably satisfactory to Landlord and, should telecommunications services be furnished by such service provider to both Tenant and other tenants and occupants in the Building, then subject to the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

Exhibit 10.10
(B)     Landlord reserves for its benefit the right from time to time, without material interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies or for normal cleaning and maintenance operations, Landlord agrees to give Tenant reasonable advance notice (which notice may be by e-mail) (it being acknowledged that at least 48 hours’ advance notice is reasonable) of any of the foregoing activities which require work in the Premises. In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with Landlord’s exercise of the rights granted herein (consistent with the nature of the rights being exercised).

(C)     Landlord reserves and accepts for its benefit all rights of ownership and use in all respects outside the Premises, including without limitation, the Building and all other structures and improvements and plazas and common areas of the Property, except that at all times during the Term of this Lease Tenant shall have a reasonable means of access from a public street to the Premises and the requisite Number of Parking Privileges (subject to the provisions of Section 10.1 below). Without limitation of the foregoing reservation of rights by Landlord, it is understood that in its sole discretion Landlord shall have the right to change and rearrange the plazas and other common areas, to change, relocate and eliminate facilities therein, to erect new buildings thereon, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the right to make changes in, additions to and eliminations from the Building and other structures and improvements on the Property, the Premises excepted; provided however that Tenant, its employees, agents, clients, customers, and invitees shall at all times, subject to emergencies, Landlord’s reasonable Building security requirements, Force Majeure, and the terms and conditions of this Lease, have (i) reasonable access to the Building, the Premises, and the loading dock serving the Premises, and (ii) the requisite Number of Parking Privileges (subject to the provisions of Section 10.1 below). In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid interference with Tenant’s use and enjoyment of the Premises in connection with Landlord’s exercise of the rights granted herein (consistent with the nature of the rights being exercised).
ARTICLE III
Lease Term and Extension Options
3.1    Term
The Term of this Lease shall be the period specified in Section 1.1 hereof as the “Lease Term,” unless sooner terminated or extended as herein provided.

As soon as may be convenient after the Phase I Commencement Date and the Phase II Commencement Date have been determined, Landlord and Tenant agree to join with each other

Exhibit 10.10
in the execution, in the form of Exhibit E hereto, of a written Declaration Affixing the Commencement Date of Lease in which the Phase I Commencement Date and the Phase II Commencement Date and specified Lease Term of this Lease shall be stated.

3.2    Extension Option
(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant) that, both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term: (i) there exists no “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.5 hereof), then Tenant shall have the right (the “Extension Option”) to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. Such option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of the Extension Option.

(B)    If Tenant desires to exercise its Extension Option, then Tenant shall give notice (“Exercise Notice”) to Landlord, not earlier than twenty (20) months nor later than twelve (12) months prior to the expiration of the Term of this Lease exercising the Extension Option. If Tenant shall not have timely given Tenant’s Exercise Notice on or before the date twelve (12) months prior to the expiration of the Term of this Lease, then such Extension Option shall be void and of no further force and effect. Promptly after Landlord’s receipt of the Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the Extended Term (“Landlord’s Rent Quotation”); provided, however, that in no event shall Landlord be obligated to provide Landlord’s Rent Quotation more than twelve (12) months prior to the expiration of the Term of this Lease. If at the expiration of thirty (30) days after Tenant receives Landlord’s Rent Quotation (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for such Extended Term shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then the Annual Fixed Rent during the Extended Term shall be equal to Landlord’s Rent Quotation.

(C)    Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s option to extend the Lease Term in accordance with the provisions of Section 3.2 (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended

Exhibit 10.10
Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.
ARTICLE IV
Condition of Premises; Signage
4.1    Preparation of Premises
The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

4.2    Signage
A.Building Lobby Directory. Landlord shall provide Tenant with a listing of Tenant’s name on any multi-tenant directories in the lobby of the Building. The initial listings of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directories shall be at Tenant’s sole cost and expense.

B.Elevator Lobby Signage. Tenant shall have the right to list Tenant’s name on any multi-tenant directories in the elevator lobbies on the second (2nd) and third (3rd) floors of the Building. The initial listings of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directories shall be at Tenant’s sole cost and expense.

C.Suite Entry Signage. Tenant may, at its sole cost and expense, install signage containing Tenant’s name and/or logo at the entrances of the Office Premises and the Lab Premises (“Suite Entry Signage”). The location, size, design, materials, proportions and method of installation of any such Suite Entry Signage shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld, conditioned, or delayed. Tenant shall maintain such Suite Entry Signage in good condition. The installation, replacement, and removal of such Suite Entry Signage shall be performed at Tenant’s sole cost and expense in accordance with the provisions of this Lease applicable to Alterations. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove such Suite Entry Signage and repair any damage caused thereby.

D.Monument Signage. Tenant shall have the right, at its sole cost and expense (but with no separate charge by Landlord for the signage rights themselves), to have its name and corporate logo on a sign panel (“Sign Panel”) on any multi-tenant monument signage on the Property that identifies tenants of the Building (a “Monument Sign”). Tenant’s right to a Sign Panel on any Monument Sign shall be non-exclusive. The location and placement of Tenant’s Sign Panel on the Monument Sign is shown on Exhibit F hereto. The initial

Exhibit 10.10
location, design, proportions and color of any Sign Panel shall all be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall reasonably cooperate with Tenant in obtaining any local approvals required for the Sign Panel, provided that Landlord shall not be obligated to incur any cost or expense in connection therewith. Notwithstanding the foregoing provisions of this Section 4.2(D) to the contrary, upon the first to occur of (x) the expiration of the Term of this Lease, (y) the date on which the Term of this Lease is terminated due to an Event of Default pursuant to the terms and provisions of Section 15.2 below and (z) such time as Tenant has assigned this Lease or subleased more than fifty percent (50%) of the Rentable Floor Area of the Premises (excluding assignments and subleases permitted without Landlord’s consent in accordance with Section 12.5 below), then Tenant shall, at its cost and expense, remove the Sign Panel and restore all damage to the Property caused by the installation and/or removal of such Sign Panel. Such removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Article IX below. The right to the Sign Panel granted pursuant to this Section 4.2(D) is personal to Akebia Therapeutics, Inc. and may not be transferred to any third party (other than to an assignee permitted without Landlord’s consent under Section 12.5 below; subject, however, to Landlord’s approval of the logo and brand proposed to be displayed on the Sign Panel, which approval shall not be unreasonably withheld).

ARTICLE V
Annual Fixed Rent and Electricity
5.1    Fixed Rent
Tenant agrees to pay to Landlord, (1)(a) commencing on the Phase I Commencement Date with respect to the Office Premises (and commencing on the Phase II Commencement Date with respect to the Lab Premises), and thereafter monthly, in advance, on the first business day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent specified in Section 1.1, and (b) commencing on the Phase I Commencement Date with respect to the Office Premises (and commencing on the Phase II Commencement Date with respect to the Lab Premises), and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, an amount reasonably estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 5.2 hereinbelow, and (2) on the first day of each and every calendar month during the Extended Term (if exercised), a sum equal to (a) one twelfth (1/12th) of the Annual Fixed Rent as determined in Section 3.2 for the Extended Term, plus (b) an amount reasonably estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 5.2 hereinbelow. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of BP Third Avenue LLC by one of the three following methods, chosen by Tenant from time to time in its discretion:

Exhibit 10.10
(i)    Via VersaPay:

    BXP’s on-line Tenant Portal, for which an invite will be sent to Tenant from the VersaPay platform from the email address noreply@versapay.com (please contact Landlord at ARDept@bxp.com with any inquiries respecting VersaPay).

(ii)    By ACH Transfer:

Bank Name: Bank of America, Dallas, TX
Routing #: 111 000 012
Account #: 3756454460
Account Name: Boston Properties Limited Partnership
Reference: 180 Third Avenue/Tenant Name

(iii)By U.S. Mail:

P.O. Box 3557
Boston, Massachusetts 02241-3557

All remittances received by Landlord, or any agent or designated recipient of Landlord (including, without limitation, Boston Properties Limited Partnership), shall be treated as payment to Landlord. Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Phase I Commencement Date or the Phase II Commencement Date (as the case may be) shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Phase I Commencement Date or the Phase II Commencement Date (as the case may be) to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Phase I Commencement Date with respect to the Office Premises (and the Phase II Commencement Date with respect to the Lab Premises) and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement except as otherwise specifically set forth in this Lease.

5.2    Electric Charges
The parties acknowledge that, as part of Landlord’s Work, Landlord, at its sole cost and expense, will be installing a check meter(s) that measures all electricity used in connection with the Premises. Landlord will cause such check meter(s) to be read periodically to determine

Exhibit 10.10
electricity consumption measured thereby and the costs thereof. The check meter(s) will be exclusive to the Premises. Commencing on the Phase I Commencement Date with respect to the Office Premises (and the Phase II Commencement Date with respect to the Lab Premises), Tenant shall pay to Landlord, as Additional Rent, all costs associated with Tenant’s electricity consumed in connection with the Premises as indicated by such check meter. Tenant shall pay on account of the electrical charges described in the preceding sentence, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1/12th (prorated for any partial month) of the amount reasonably estimated by Landlord from time to time as the annual cost thereof. Not later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting showing for the preceding calendar year, or fraction thereof, as the case may be, the actual costs of electricity used by the Premises as measured by the check meter(s) serving the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Any overpayment disclosed by an annual statement shall be credited against the next installment(s) of Annual Fixed Rent due under this Lease, or if the Term has ended, then such overpayment shall be reimbursed to Tenant together with such statement. Any underpayment disclosed by an annual statement shall be paid by Tenant to Landlord within thirty (30) days after receipt of such statement. Further, Landlord may send periodic statements during any calendar year showing, for the preceding billing period(s), the costs of furnishing electricity to the Premises.  If such periodic, mid-calendar year statements show that Tenant’s actual usage of electricity is greater or less than the preceding calendar year’s actual usage upon which Tenant’s estimated payments are then being based, then Landlord may reasonably adjust such estimated payments accordingly for the remainder of such calendar year (with the same true-up process set forth above to occur at the end of the applicable calendar year).

ARTICLE VI
Taxes
6.1    Definitions
With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)    “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)    “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Floor Area of Tenant’s Premises bears to the sum of the Total Rentable Floor Area of the Building and the rentable floor area of any other buildings on the Property from time to time.

Exhibit 10.10

(c)    “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year reduced by any net abatement receipts with respect to that Tax Year.

(d)    “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority (including, but not limited to, any tax, assessment or charge resulting from the creation of a special improvement district) on, or reasonably allocable to the Building or the Property which Landlord shall be obligated to pay for because of or in connection with the ownership, leasing or operation of the Building or the Property (including without limitation, if applicable, the excise prescribed by Massachusetts General Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Waltham pursuant to agreement between Landlord and the City), and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, transfer, gift, capital stock or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it or any increase in taxes to the extent resulting solely from Landlord’s sale of, or otherwise transfer of its interest in, the Property; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or the Property, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Building, were the only property of Landlord. Notwithstanding the foregoing, “real estate taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes as set forth above; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (c) imposed on land and improvements other than the Property.

Exhibit 10.10
(e)    If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Landlord’s Tax Expenses and Landlord’s Tax Expenses Allocable to the Premises shall each be proportionately reduced.

6.2    Tenant’s Share of Real Estate Taxes
Commencing as of the Phase I Commencement Date with respect to the Office Premises (and as of the Phase II Commencement Date with respect to the Lab Premises), Tenant shall pay to Landlord, as Additional Rent, the amount of Landlord’s Tax Expenses Allocable to the Premises. Such payments shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Landlord’s Tax Expenses Allocable to the Premises, at least ten (10) days before the day on which tax payments by Landlord would become delinquent.

Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes allocated to the Building, abatements and refunds, if any, of any such taxes and assessments, reasonable expenditures incurred in obtaining such abatement or refund (recognizing that such expenses may be on a contingency fee basis), the amount of Landlord’s Tax Expenses Allocable to the Premises, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant within thirty (30) days of the delivery of such statement if the Lease Term has then expired and Tenant has no further monetary or material non-monetary obligation to Landlord (including, without limitation, any obligations with respect to surrender of the Premises). Reasonable expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year (recognizing that such expenses may be on a contingency fee basis). Only Landlord shall have the right to institute tax reduction or other proceedings to reduce real estate taxes or the valuation of the Building and the Property.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments within thirty (30) days after the receipt of an invoice therefor.

Exhibit 10.10
ARTICLE VII
Landlord’s Repairs and Services and Tenant’s Escalation Payments
7.1    Structural Repairs
Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, subject to provisions for reimbursement by Tenant as contained in Section 7.5, keep and maintain, or cause to be kept and maintained, in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building and the parking garage located beneath the Building; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2    Other Repairs to be Made by Landlord
Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain, or cause to be kept and maintained, in good order, condition and repair the common areas and facilities of the Building (and other portions of the Property, including all paved areas and landscaped areas from time to time in existence), including the Base Building (as hereinafter defined in Section 11.4(b)), and all heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises (including all lines, pipes, wires, conduits and the like, except to the extent serving the Premises exclusively or installed by Tenant or for or on behalf of Tenant by any third party), except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease (including, without limitation, in Exhibit B-1 hereof).

7.3    Services to be Provided by Landlord
In addition, and except as otherwise provided in this Lease and subject to (i) provisions for reimbursement by Tenant as contained in Section 7.5, and (ii) Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in said Exhibit C-1 equal in quality comparable to those customarily

Exhibit 10.10
provided by landlords in similar high quality office/research/laboratory buildings in the Central Suburban 128 Market. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar quality office/research/laboratory buildings in the Central Suburban 128 Market, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no obligation to provide Tenant with cleaning, janitorial or trash removal services to any laboratory portion of the Premises (it being understood and agreed that Tenant shall directly obtain such services on its own behalf and at its sole cost and expense in accordance with Section 11.6 below).

Landlord shall provide a dumpster and/or compactor at the Building loading dock for the use by tenants in the Building for the disposal of non-biohazard material. All costs incurred by Landlord in connection with such dumpster and/or compactor shall be included in Landlord’s Operating Expenses, but there shall be no additional charge in connection with Tenant’s use of such dumpster and/or compactor. In no event may Tenant dispose of any Hazardous Materials with such trash or in such dumpster and/or compactor (it being acknowledged that Tenant shall separately arrange for the transportation and disposal of Hazardous Materials at its own expense in compliance with applicable Environmental Laws).

7.4    Operating Expenses Defined
With reference to the operating expenses referred to in this Article VII, it is agreed that terms used herein are defined as follows:

(a)“Operating Expenses Allocable to the Premises” means the same proportion of Landlord’s Operating Expenses (as hereinafter defined) as Rentable Floor Area of the Premises bears to the sum of the Total Rentable Floor Area of the Building and any other buildings on the Property from time to time.

(b)“Landlord’s Operating Expenses” means the cost of operation of the Building and other areas of the Property incurred by Landlord, including, without limitation, those incurred in discharging the obligations under Sections 7.1, 7.2 and 7.3. In addition, such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 6.2 hereof), and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, costs for:

i.compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their

Exhibit 10.10
services in the operating, maintaining, managing, insuring or cleaning of the Building or the Property;

ii.payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Property;

iii.steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges payable by Tenant in the manner set forth in Section 5.2) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

iv.cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

v.cost of snow removal and care of landscaping;

vi.cost of building and cleaning supplies and equipment;

vii.premiums for insurance carried with respect to the Building or the Property (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building and/or the Property, including such insurance as may be required by the holder of such first mortgage);

viii.management fees at reasonable rates for self-managed buildings in the Central Suburban 128 Market, consistent with the type of occupancy and the services rendered, which such management fees shall not exceed three percent (3%) of the total Gross Rents for the Building (“Gross Rents for the Building” for the purposes hereof being defined as all annual fixed rent, Landlord’s Operating Expenses, with the exception of the aforesaid management fees, and Landlord’s Tax Expenses for the Building for the relevant calendar year;

ix.depreciation for capital improvements made by Landlord during the Lease Term (x) to reduce Landlord’s Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Landlord’s Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements that first become applicable to the Building or the Property after the Phase I Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties in the Central Suburban 128 Market, and

Exhibit 10.10
depreciation in the case of both(x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

x.all reasonable costs of maintaining (but not applying for or obtaining) any certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar “green” system or standard for the Building or the Property;

xi.cost of operating, cleaning and maintaining the parking garage located on the property underneath the Building;

xii.cost of operating, cleaning and maintaining the Amenities (as defined in Section 16.30), but not of constructing new Amenities or relocating existing Amenities, and less any rent or other amounts received by Landlord from any third-party operators of such Amenities; and

xiii.all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, or the Property or said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Landlord’s Operating Expenses:

(i)Nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(ii)All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 7.4;
(iii)Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Property;
(iv)Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Property), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Property, (ii) relating to any special reporting required by securities laws, (iii) relating to disputes with tenants or (iv) relating to litigation;

Exhibit 10.10
(v)The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under this Lease or by any third party;

(vi)The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(vii)Any advertising, promotional or marketing expenses for the Building, including, without limitation, leasing commissions, attorneys’ fees, space planning costs and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(viii)The cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 7.4(b)(viii)), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the Central Suburban 128 Market;

(ix)Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord’s Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(x)Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(xi)Costs arising from Landlord’s political or charitable contributions;

(xii)The cost of testing, remediation or removal of “Hazardous Materials” (as defined herein) in the Building or on the Property required by “Environmental Laws” (as defined herein), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Phase I Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord’s Operating Expenses;

(xiii)Wages, salaries, or other compensation paid to any executive employees above the grade of Regional Property Manager;

(xiv)The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Landlord’s Operating Expenses

Exhibit 10.10

(xv)Costs or repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials used; and

(xvi)Landlord’s general corporate overhead and administrative services (except for property management services related to the operation of the Property, including, without limitation, risk management, accounting, security and energy management services).

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the sum of the Total Rentable Floor Area of the Building and the rentable floor area of any other buildings on the Property from time to time shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period; provided that in no event shall the portion of Landlord’s Operating Expenses attributable to the operation of the Amenities at the Building be subject to such gross-up.

7.5    Tenant’s Share of Operating Expenses

(A)    Commencing as of the Phase I Commencement Date with respect to the Office Premises (and as of the Phase II Commencement Date with respect to the Lab Premises), and continuing thereafter throughout the remainder of the Lease Term, Tenant shall pay to Landlord, as Additional Rent, with respect to any full calendar year or fraction of a calendar year falling within the Lease Term, Operating Expenses Allocable to the Premises.

(B)    Payments by Tenant on account of the Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The monthly amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Expenses Allocable to the Premises for each calendar year during the Lease Term.

(C)    No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to generally accepted accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Expenses Allocable to the Premises and the amount of Operating Expenses Allocable to the

Exhibit 10.10
Premises remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant within thirty (30) days of the delivery of such statement if the Lease Term has then expired and Tenant has no further monetary or material non-monetary obligation to Landlord (including, without limitation, any obligations with respect to surrender of the Premises).

Any payment by Tenant for the Operating Expenses Allocable to the Premises shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D) Subject to the provisions of this paragraph and provided no uncured monetary or material non-monetary Event of Default exists, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of the Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and Tenant’s payment on account of electricity under Section 5.2 above (“Electricity Expenses”):

(i)Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

(ii)Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Expenses, as applicable.

(iii)Except as provided by the last sentence of this Section 7.5(D), any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than one hundred eighty (180) days after Landlord advises Tenant in writing of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Expenses, as applicable in respect of such period and provides to Tenant the appropriate year-end statement required under Section 5.2, Section 6.2 or this Section 7.5, as applicable (provided, however, that if after any audit is performed hereunder, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Expenses by more than three percent (3%) for the Tax Year or calendar year in question, Tenant may request to examine the documentation and calculations for the overcharged item for the immediately preceding Tax Year or calendar year, as applicable).

Exhibit 10.10
(iv)In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis.

(v)As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.

(vi)If, after the audit by Tenant of Landlord’s books and records pursuant to this Section 7.5 with respect to any Tax Year or calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Expenses, as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Expenses, as applicable, Tenant shall, within thirty (30) days of such determination, pay any such underpayment to Landlord.

(vii)If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Expenses by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit.

(viii)Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the statements supporting Landlord’s determination of the Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and Electricity Expenses shall be as expressly set forth in this Section. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, with respect to any calendar year or Tax Year, as applicable, Landlord’s statement of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Expenses shall be conclusive and binding on Tenant (subject to the proviso set forth at the end of clause (iii) above regarding Tenant’s ability to request examinations for the immediately preceding year).

Exhibit 10.10
Except where Landlord’s need to make any such correction is caused by any correction, change and/or charge from any public entity or utility company (provided that Landlord’s negligent acts or omissions are not a contributing factor to such correction, change and/or charge), Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date one (1) year after the end of the period in question. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth above in this Section 7.5 (subject to the proviso set forth at the end of clause (iii) above regarding Tenant’s ability to request examinations for the immediately preceding year).

7.6    No Damage
(A)    Except as may be expressly otherwise provided in this Lease, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Property however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, by reason of Force Majeure (as defined in Section 16.31 hereof) or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant’s use and enjoyment of the Premises to the extent it is within Landlord’s reasonable ability to do so under the circumstances and where such efforts are reasonably likely to actually mitigate the adverse impact aforesaid.

(B)    Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)    Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder (which for purpose of this
Section 7.6 shall expressly exclude the lack of availability of any common amenities (including the Amenities) that are temporarily shut down or provided at a limited capacity or scope to

Exhibit 10.10
the extent due to any Force Majeure event), or (iii) any failure of any electric service required to be provided by Landlord hereunder, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by (x) the fault or neglect of Tenant or Tenant’s agents, employees or contractors, or (y) the failure or inability of the applicable utility company to provide electrical, water, or sewer service to the point of connection for the Building (other than due to Landlord’s failure to maintain the corresponding building systems or applicable permits in accordance with applicable laws), Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition no longer has the material adverse effect referred to above. Notwithstanding the foregoing to the contrary, in the event any such untenantability is due to the failure or inability of the applicable utility company to provide electrical, water, or sewer service to the point of connection for the Building and Landlord receives payment for such shut down from Landlord’s insurance carrier providing loss of rents insurance, Landlord shall provide Tenant with an abatement in accordance with the immediately preceding sentence (subject to the conditions set forth therein) in an amount equal to the payment actually received by Landlord (but only allocable to and on account of the Premises) for such shut down of service to the Premises from Landlord’s insurance carrier less the amount of any deductible contained in such loss of rents insurance coverage and less any amount received by Tenant for such interruption from business interruption insurance it maintains. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder (which for purpose of this Section 7.6 shall expressly exclude the lack of availability of any common amenities (including the Amenities) that are temporarily shut down or provided at a limited capacity or scope to the extent due to any Force Majeure event), or (iii) any failure of any electric service required to be provided by Landlord hereunder, the operation of Tenant’s business in the Premises in the normal course is materially adversely affected for a period of five (5) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability and such untenantability and Landlord’s inability to cure such condition is not caused by (x) the fault or neglect of Tenant or Tenant's agents, employees or contractors, or (y) the failure or inability of the applicable utility company to provide electrical, water, or sewer service to the point of connection for the Building (other than due to Landlord’s

Exhibit 10.10
failure to maintain the corresponding building systems or applicable permits in accordance with applicable laws), then Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)Said notice shall be given after said five (5) month period.
(ii)Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.
(iii)If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.
(iv)If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice for any reason other than Tenant's fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

The remedies set forth in this Section 7.6 shall be Tenant's sole remedies for the events described herein. The provisions of this subsection (C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below).

ARTICLE VIII
Tenant’s Repairs
8.1    Tenant’s Repairs and Maintenance
Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof (together with any equipment or systems (i) located within the Premises and installed by Tenant or for or on behalf of Tenant by any third party, or (ii) exclusively serving the Premises whether located in or outside of the Premises), excepting only for those maintenance and repairs for which Landlord is responsible under the terms of Article VII of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building or the Property caused by Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made pursuant to the provisions of Section 16.17 below.

Exhibit 10.10
ARTICLE IX
Alterations
9.1    Landlord’s Approval
Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord’s sole discretion. Without limiting such standard, Landlord shall not be deemed unreasonable:

(a)for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are inconsistent in any material respect, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Building, or (v) will require unusual expense to readapt the Premises to normal office and/or lab use (as applicable) on Lease termination or expiration (including, without limitation, rooftop HVAC units, generators, specialty equipment, ventilation shafts for Tenant’s equipment, halon systems, etc.) or increase the cost of construction or of insurance or taxes on the Building or of the services provided by Landlord herein pursuant to Section 7.3 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord (alterations, additions or improvements described in subclauses (i) through (v) being sometimes collectively referred to as “Special Improvements”); or

(b)    for making its approval conditional on Tenant’s agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term, reasonable wear and tear and casualty expected.

Landlord’s review and approval of any such plans and specifications or under Exhibit B-1 and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the

Exhibit 10.10
completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within 30 days after receipt of an invoice from Landlord (together with reasonable supporting back-up documentation), Tenant shall pay to Landlord, as a fee for Landlord’s review of any plans or work (excluding any review respecting initial improvements performed pursuant to Exhibit B-1 but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of : (i) $150/hour for time spent by senior level in-house personnel and $100/hour for time spent by junior level in-house personnel, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.

9.2    Conformity of Work
Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of good quality (but in no event of lesser quality than reasonably appropriate for the maintenance of a consistently high quality building) shall be employed therein and that the structure of the Building shall not be endangered or impaired thereby.

9.3    Performance of Work, Governmental Permits and Insurance
All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord in its reasonable discretion. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord’s reasonable election, taking into account the scope and cost of the proposed alteration, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry insurance in accordance with Section 13.14 hereof and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to

Exhibit 10.10
comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide rules and regulations (which shall be applied in a non-discriminatory manner) relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

9.4    Liens
Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Property and promptly to discharge (whether by bonding or otherwise) any such liens which may so attach.

9.5    Nature of Alterations
All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, all components of Landlord’s Work), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)All furniture, equipment, other personal property, and trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)At the expiration or earlier termination of the Lease Term, Tenant shall remove: (i) any wiring, cables or other installations appurtenant thereto for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers (collectively, “Cable”), unless Landlord notifies Tenant in writing that such Cable shall remain in the Premises, and (ii) any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1(b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

Exhibit 10.10

(c)    If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 (after giving effect to the provisions of Section 9.7), without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to the same (reasonable wear and tear and casualty excepted) and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 and Section 9.7 being applicable to any such work.

9.6    Increases in Taxes
Tenant shall pay, as Additional Rent, one hundred percent (100%) of the portion of any increase in real estate taxes on the Building which shall, at any time after the Phase I Commencement Date (with respect to the Office Premises) or after the Phase II Commencement Date (with respect to the Lab Premises), result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such portion of any increase results from such alterations, additions or improvements made by Tenant.

9.7    Alterations Permitted Without Landlord’s Consent
Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(a)the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building, and are not visible from the exterior of the Premises or the Building (including no signs on windows);

(b)the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(c)with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (c)), the cost of any individual alteration, addition or improvement shall not exceed $350,000.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during any applicable Rent Year shall not exceed $1,000,000.00 in cost; and

(d)Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

Exhibit 10.10

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may, if any such alterations, addition or improvement constitutes a Special Improvement, require Tenant to restore the Premises to its condition prior to construction of such Special Improvement (reasonable wear and tear and casualty excepted) at the expiration or earlier termination of the Lease Term.

ARTICLE X
Parking
10.1    Parking Privileges
Landlord shall provide to Tenant the Number of Parking Privileges specified in Section 1.1 for the parking of automobiles, in common with use by other tenants from time to time of the Property, and on a first-come, first-served basis, with overnight parking permitted, at no cost to Tenant and for the duration of the Term (as the same may be extended in accordance with this Lease). Such parking privileges shall be on an unreserved basis in the parking structure located beneath the Building. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Property. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Article XII below. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Property or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created. In the event that the Rentable Floor Area of the Premises decreases at any time during the Lease Term, the Number of Parking Privileges provided to Tenant hereunder shall be reduced proportionately in accordance with the parking ratio set forth in Section 1.1.

ARTICLE XI
Certain Tenant Covenants
11.1    Rent. Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises to pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor (except as otherwise provided in Exhibit C-1) and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant

Exhibit 10.10
shall, upon written request from Landlord from time to time, provide Landlord with a copy of recent utility bills relating to the Premises.

11.2    Use. Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises to use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Building or the Property and not to permit in the Premises any auction sale, vending machine (other than vending machines for use by Tenant’s employees and business invitees) or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office/research/laboratory building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building.

11.3    Hazardous Materials.

Notwithstanding anything to the contrary contained herein, Tenant shall not keep, maintain, use or store any Hazardous Materials in any portions of the Premises other than the Lab Premises and in accordance with the provisions of this Section 11.3 (except that, with respect to the Office Premises, Tenant may use standard office supplies; provided that Tenant uses, stores and disposes such substances in proper containers and in compliance with all Environmental Laws, and Tenant obtains and complies with all permits required by Environmental Laws prior to the use or presence of any such substances in the Office Premises). As a material inducement to Landlord to allow Tenant to use Hazardous Materials in the Lab Premises in connection with its business, Tenant shall not, without the prior written consent of Landlord (not to be unreasonably withheld, conditioned, or delayed), bring or permit to be brought or kept in or on the Lab Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than Tenant’s Hazardous Materials (as hereinafter defined), provided that the same shall at all times be brought upon, kept or used in so-called ‘control areas’ (the number and size of which shall be reasonably determined by Landlord) and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice. Tenant agrees to deliver to Landlord, at least sixty (60) days prior to the Phase II Commencement Date, a list identifying the types and quantities of Hazardous Materials that Tenant proposes to keep, maintain, use or store at the Premises (“Tenant’s Hazardous Materials”), which initial list of Tenant’s Hazardous Materials shall be subject to Landlord’s reasonable review and approval. Without limiting the foregoing or any of the other requirements or conditions set forth in this Section 11.3, Tenant shall be required to operate any control areas within the Lab Premises in accordance with the parameters set forth on Exhibit L attached hereto. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Phase II Commencement Date, and on any earlier date during the 12-month period on which

Exhibit 10.10
Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called “biohazard materials”) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Lab Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Lab Premises any radioactive materials whatsoever (except for those contained, in accordance with Legal Requirements, in Tenant’s equipment, such as its imaging devices).

(a)Environmental Laws Defined. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties of any Hazardous Material (hereinafter defined) into the air, surface water, sewers, soil or groundwater whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection and/or the City of Waltham with respect to Tenant’s use, storage and disposal of any Hazardous Materials. In addition, Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.

(b)Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

Exhibit 10.10
(c)Chemical Safety Program. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of any applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) any applicable governmental authority with respect to such chemical safety program and (b) this Section 11.3(c). Tenant shall obtain and maintain during the Term any permit required by any such applicable governmental authority related to such chemical safety program.

(d)Testing. At any time, and from time to time, Landlord shall have the right to conduct appropriate tests of the Building or the Property or any portion thereof (other than the Premises) to determine whether there has been any release of Hazardous Materials as a result of the acts or omissions of any of the Tenant Parties (as defined in Section 13.1) in violation of this Lease. Further, Landlord shall have the right, from time to time (not to exceed more than once per calendar year unless required more frequently by any mortgagee or governmental authority) to inspect the Premises and conduct appropriate tests to determine (i) whether there has been any release of Hazardous Materials as a result of the acts or omissions of any of the Tenant Parties in violation of this Lease and/or (ii) compliance with the terms of this Section 11.3. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property. In addition to the foregoing, if Landlord reasonably believes that any Hazardous Materials have been released on the Premises in violation of this Lease or any Legal Requirement, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of any of the Tenant Parties in violation of this Lease. Tenant shall pay all reasonable costs of any such tests conducted pursuant to this Section 11.3(d) if such tests reveal that Hazardous Materials exist at the Building, the Property, or the Premises in violation of this Lease or any Legal Requirement. Further, Landlord shall have the right to cause a third party consultant retained by Landlord to review, but not more than once in any calendar year, Tenant’s lab operations, procedures and permits to ascertain whether or not Tenant is complying with law and adhering to prudent industry standards (the cost of which shall be included in Landlord’s Operating Expenses, provided that Tenant shall not be required to pay more than $4,000 on account of such costs in any one calendar year). Tenant shall have the right to approve such third-party consultant (such approval not to be unreasonably withheld, conditioned or delayed), with Tenant hereby pre-approving Safety Partners, Inc. and any other reputable vendor which regularly performs similar consulting services in similar quality office/research/laboratory buildings in the Central Suburban 128 Market. Tenant agrees to cooperate in good faith with any such review and to provide to such consultant any information requested by such consultant and reasonably required in order for such consultant to perform such review, but nothing contained herein shall require Tenant to provide proprietary or confidential information to such consultant. Any testing or review carried out by Landlord or its consultants pursuant to this Section 11.3 shall only be done after

Exhibit 10.10
reasonable notice to Tenant of at least 48 hours, at reasonable times, in the presence of a Tenant representative, and subject to Tenant’s reasonable confidentiality and security policies.

(e)Indemnity; Remediation. Without limitation of the provisions of Section 13.1 below, Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all claims against any of the Landlord Parties arising out of contamination of any part of the Building or the Property or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties (i.e., Tenant bringing such Hazardous Material into the Premises), or (ii) from a breach by Tenant of its obligations under this Section 11.3. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response actions required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor or ground water on or under or any indoor air in the Building based upon the circumstances identified in the first sentence of this subsection. The indemnification and hold harmless obligations of Tenant under this subsection shall survive the expiration or any earlier termination of this Lease.

Without limiting the obligations set forth above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are reasonably necessary to reduce such Hazardous Material to amounts below any applicable reportable quantity, any applicable reportable concentration and any other applicable standard set forth in any Environmental Law such that no further response actions are required; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have a material adverse effect on the market value or utility of the Building or the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”). In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i)until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) Additional Rent on account of Operating Expenses and Real Estate Taxes and (B) Annual Fixed Rent in an

Exhibit 10.10
amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined by Landlord in its reasonable discretion), and (2) Annual Fixed Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii)Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into, by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development and laboratory uses. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

(f)Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation for a spill of Hazardous Materials, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto; and (d) other information reasonably requested by Landlord.

(g)Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in accordance with prudent industry standards.

(h)End of Term Obligations. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other

Exhibit 10.10
chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to satisfy the Surrender Plan (defined below).

(i)Surrender Plan. At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a reasonably detailed narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any alterations, additions or improvements permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public health (the “MDPH”) for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request. On or before the expiration of the Term (or, if applicable, the date that is thirty (30) days after any earlier termination of this Lease), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Plan. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the reasonable cost of which actions shall be reimbursed by Tenant as Additional Rent upon demand. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Term.

Exhibit 10.10

(j)Exceptions to Liability. Notwithstanding any provision of this Lease to the contrary, Tenant shall in no event have any liability (by way of indemnification or otherwise) for, nor shall Tenant be responsible for the clean-up, removal or remediation of, any Hazardous Materials from the Premises or the Property or for any related loss or damage, to the extent that such Hazardous Materials: (i) existed in, on or under the Premises or the Property, as the case may be, on the Phase I Commencement Date (with respect to the Office Premises) or the Phase II Commencement Date (with respect to the Lab Premises), or (ii) were placed or released in, on or under the Premises or the Property other than by the act or omission of Tenant or any Tenant Party, except to the extent (if any) Tenant or any Tenant Party exacerbates the same.

(k)Landlord Representation. Landlord represents to Tenant that, to the best of Landlord’s actual knowledge as of the substantial completion of Landlord’s Work, there will be no Hazardous Materials in the Premises which are required to be removed or otherwise abated in accordance with applicable Environmental Laws. Subject to the limitations of Section 16.24 hereof, Landlord agrees to indemnify and save Tenant and all Tenant Parties harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith resulting from (x) Hazardous Materials that are present in the Building or the Property as the result of the actions of Landlord and any Landlord Party, and (y) Hazardous Materials that existed in, at or on the Building or the Property as of the Phase I Commencement Date (with respect to the Office Premises) and the Phase II Commencement Date (with respect to the Lab Premises); provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant’s Property and Landlord shall in no event be liable for indirect or consequential damages. Landlord hereby agrees to use reasonable efforts to enforce the terms of its leases with other tenants of the Building in the event of a violation of Environmental Laws resulting from the action or inaction of any tenant or occupant of the Building or any employee, agent or contractor thereof; provided, however, in no event shall Landlord be liable to Tenant for any violation of Environmental Laws by any tenant or occupant of the Building.

(l)Chemical Storage Room. During the Term, Tenant shall have the right to use the area on the P-5 parking level of the Building’s garage shown as “Tenant’s Chemical Storage Room” on Exhibit N attached hereto (“Tenant’s Chemical Storage Room”) solely for storage of Hazardous Materials subject to and in accordance with the terms and conditions of this Lease. Usage or dispensing of such Hazardous Materials in Tenant’s Chemical Storage Room is forbidden. To the extent any Legal Requirements set a maximum quantity of any Hazardous Materials which may be stored, used or brought into the Building without additional licensing, permitting or authorizations therefor, Tenant shall not be permitted to use, store or bring into the Building (including Tenant’s Chemical Storage Room) more than Tenant is allowed in each so-called “control zone” within the Premises (as more particularly set forth on Exhibit L attached hereto). Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability (unless arising from the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, consultants, or contractors) related to Tenant’s use or storage of Hazardous Materials within Tenant’s Chemical Storage Room, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures in

Exhibit 10.10
the Premises and in Tenant’s Chemical Storage Room. Tenant shall have the same insurance and indemnification obligations respecting Tenant’s Chemical Storage Room as Tenant has under this Lease with respect to the Premises, but Tenant shall not pay Annual Fixed Rent or Additional Rent with respect to Tenant’s Chemical Storage Room. All costs incurred by Landlord in connection with Tenant’s Chemical Storage Room shall be included in Landlord’s Operating Expenses.

11.4    Miscellaneous Covenants. Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises

(a)Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Property used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations or the requirements of any tenant handbook applicable to all similarly-situated tenants of the building and now or hereafter implemented, of which Tenant has been given notice, for the care and use of the Building and the Property and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations. Landlord shall not enforce such rules and regulations other than in a non-discriminatory manner. If and to the extent there is any conflict between the provisions of this Lease and any rules and regulations or customer handbook for the Building, the provisions of this Lease shall control.

(b)To comply with all applicable Legal Requirements now or hereafter in force regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises, including without limitation, all applicable standards and regulations of the Federal Occupational Safety and Health Administration (“OSHA Requirements”), which obligation shall include ensuring that all contractors (including sub-contractors) that Tenant utilizes to perform work in the Premises comply with OSHA Requirements and that all required training is provided for such work. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Legal Requirements that relate to the Base Building (as hereinafter defined), but only to the extent such obligations are triggered solely by Tenant’s specific use of the Premises (it being understood that such “specific use” shall be deemed to include, without limitation, Tenant’s laboratory, research and development, and manufacturing operations) or alterations, additions or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.4. Without limiting the foregoing, Tenant shall, at Tenant’s sole cost and expense, apply for, seek and obtain prior to the date on which Tenant commences occupancy of all or any portion of the Premises all necessary state and local licenses, permits and approvals needed for the operation of Tenant’s business in the Premises, including any necessary permits and

Exhibit 10.10
approvals directly or indirectly relating or incident to the conduct of its activities on the Premises, its scientific experimentation, transportation, storage, handling, use and disposal of any Hazardous Materials or animals or laboratory specimens (collectively, the “Required Permits”). Tenant shall thereafter maintain all Required Permits. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each Required Permit. Within ten (10) business days of request by Landlord from time to time (but no more than once per calendar year), Tenant shall furnish Landlord with copies of all Required Permits that Tenant has obtained together with a certificate certifying that such permits are all of the permits that Tenant has obtained with respect to the Premises.

(c)To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office/research/lab use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office/lab use, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

(d)Not to place a load upon any floor in the Premises exceeding an average rate of 100 pounds of live load (including 20 pounds allocated for partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize (acting reasonably). Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

(e)To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

(f)To pay, as Additional Rent, all reasonable out-of-pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant.

(g)Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

(h)To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of

Exhibit 10.10
the Premises; provided that Tenant shall not be required (i) to make any alterations or additions to the base building systems or to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building or (ii) to perform or satisfy any other obligation of Landlord under this Lease, unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises, other than for general office/research/laboratory use. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.4.

(i)Landlord encourages (but does not require or obligate) all employers at the Building to become members of the 128 Business Council and to participate in programs offered by the Massachusetts Bay Transit Authority or other entities designed to encourage the use of mass transit. Landlord encourages (but does not require or obligate) all tenants in the Building to provide subsidies for the purchase by their employees of monthly transit passes and to inform their employees of the benefits of using monthly transit passes.

(j)Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or unreasonably interfere with construction within or operation of the Building or the Property and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, accounting, legal, employment staffing and contingent labor, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects), and food catering.

11.5    OFAC

A.As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that, to Tenant’s knowledge: (i) Tenant is not, nor is fifty percent (50%) or more of Tenant owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is fifty percent (50%) or more of Tenant owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and

Exhibit 10.10
agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 15.1(d) of this Lease and shall be covered by the indemnity provisions of Section 13.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (A) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

B.As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is fifty percent (50%) or more of Landlord owned or controlled directly or indirectly by, any Prohibited Person; (ii) Landlord is not (nor is fifty percent (50%) or more of Landlord owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person that either may cause or causes Tenant to be in violation of any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

11.6    Cleaning of Lab Premises.

Tenant shall be responsible, at its sole cost and expense, for janitorial and trash removal services, and other biohazard disposal services for the Lab Premises (with Landlord providing janitorial services to the Office Premises pursuant to Exhibit C-1). Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that such areas are at all times kept neat and clean.

Exhibit 10.10
11.7    Pest Control.

Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be inspected on a reasonably regular basis (but no more than once per month) or as needed, and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a reasonable manner, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such inspection and/or extermination services, unless such persons have been approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.
11.8    Energy Conservation.

Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (which shall be non-discriminatory with respect to tenants in similar circumstances) (collectively, the “Conservation Program”), provided however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services (i) then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises, provided the same shall not come at a material cost to Tenant, or materially adversely affect Tenant’s use of the Premises for any of the Permitted Uses, or (ii) as may be necessary or required to comply with Legal Requirements or the other provisions of this Lease. Upon receipt of such notice, Tenant shall use commercially reasonable efforts to comply with the Conservation Program.
11.9    Recycling.

Upon written notice, Landlord may establish commercially reasonable policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will use commercially reasonable efforts to comply with the Recycling Program at Tenant’s sole cost and expense.
11.10    pH System.

Subject to the terms and conditions of this Section 11.10, during the Term of this Lease, Tenant shall have the right, in common with others, to connect to and use the PH neutralization system for the Building (the “pH Neutralization System”). Landlord has obtained or will obtain a wastewater treatment operator permit (a “MWRA pH Permit”) from the Massachusetts Water Resources Authority (“MWRA”) for the operation of the pH Neutralization System. The type, size, location, and manner of all connections and discharges by Tenant to the pH Neutralization System shall be subject to the approval of Landlord in each instance prior to connecting to the pH Neutralization System. Tenant’s use of the pH Neutralization System shall be subject to the following conditions:

Exhibit 10.10
(1)Tenant’s use of the pH Neutralization System shall be at Tenant’s sole risk to the extent permitted pursuant to applicable laws (Landlord making no representation or warranty regarding the sufficiency of the pH Neutralization System for Tenant’s use).
(2)Tenant shall pay for its proportionate share of all ongoing operational costs of the pH Neutralization System as part of Landlord’s Operating Expenses. During the Term, Landlord shall maintain, repair and/or replace the pH Neutralization System for the Building to ensure the same remains in good working condition and available for Tenant’s use.
(3)Tenant’s use of the pH Neutralization System shall be undertaken by Tenant in compliance with all applicable laws, including, but not limited to the MWRA pH Permit, required in connection with such use by Tenant.
(4)The pH Neutralization System may be relocated by Landlord (not more than once during the Term), at Landlord’s sole cost and expense, to another area in the Building, provided that (i) such relocated pH Neutralization System shall provide comparable functionality and utility to the pH Neutralization System in its existing location, and (ii) such relocated pH Neutralization System shall be operational and available for Tenant’s use prior to the decommissioning of the existing pH Neutralization System so as to ensure that Tenant has no interruption in service in connection with such relocation.
(5)The use of the pH Neutralization System shall be subject to the rules and regulations for the Building.
(6)Tenant shall not introduce any substances or materials into the pH Neutralization System which (x) are in violation of the terms of the MWRA pH Permit, (y) are in violation of applicable laws, or (z) would materially interfere with the proper functioning of the pH Neutralization System.
The scope of the Surrender Plan (as defined in Section 11.3(i)) shall include all actions proposed by Tenant for the proper decommissioning of its use of the pH Neutralization System, and all requirements under this Lease for the surrender of the Premises shall also apply to Tenant’s decommissioning and cessation of use of such pH Neutralization System.
11.11    No Vivarium
Notwithstanding any other provision of this Lease, Tenant shall not use the Premises, or any part thereof, or suffer or permit the use of the Premises or any part thereof by any of the Tenant Parties, as a vivarium.
11.12    Building Generator
The parties acknowledge that Landlord has installed a 400 kW back-up generator for use by certain tenants of the Building (the “Building Generator”). Subject to the provisions of this

Exhibit 10.10
Section 11.12, Tenant shall be entitled to utilize up to 2.2424 watts per square foot of the Premises from the Building Generator. As part of Landlord’s Operating Expenses, Tenant shall be obligated to pay Tenant’s Generator Share (as hereinafter defined) of any costs incurred by Landlord in connection with maintaining, repairing, replacing and/or insuring the Building Generator (“Generator Costs”). “Tenant’s Generator Share” shall mean 25.00%. Notwithstanding the foregoing, the parties acknowledge that the Generator Connections (as hereinafter defined) serve the Premises exclusively, and therefore agree that Tenant’s Generator Share shall be 100% with respect to any Generator Costs attributable to such Generator Connections. Tenant shall pay, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1/12th of the amount reasonably estimated by Landlord from time to time as Tenant’s Generator Share of the annual Generator Costs. Promptly after the end of each calendar year during the Term, Landlord shall render Tenant a reasonably detailed accounting showing the actual Generator Costs for the preceding calendar year. Said statement shall show for the preceding year the amount already paid by Tenant on account of Generator Costs, and the amount remaining due from, or overpaid by, Tenant for the year covered by the statement. Any overpayment disclosed by an annual statement shall be credited against the next installment(s) of Annual Fixed Rent due under this Lease, or if the Term has ended, then such overpayment shall be reimbursed to Tenant together with such statement. Any underpayment disclosed by an annual statement shall be paid by Tenant to Landlord within thirty (30) days after receipt of such statement. Landlord expressly disclaims any warranties with regard to the Building Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Notwithstanding the foregoing, Landlord shall maintain the following in good working order throughout the Term: (i) the Building Generator (including, without limitation, any equipment connecting the Building Generator up to and including the distribution panel located within the electrical closet on the first (1st) floor of the Building), and (ii) any connections or other distribution infrastructure related to Tenant’s utilization of the Building Generator that extend beyond such distribution panel (the items described in this subclause (ii) being collectively referred to herein as the “Generator Connections”); provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance of the Building Generator that is an obligation of Landlord unless and except to the extent that Landlord fails to make such repairs or perform such maintenance and such failure persists for an unreasonable time after Tenant provides Landlord with written notice (which notice may be sent by e-mail) of the need for such repairs or maintenance.

ARTICLE XII
Assignment and Subletting
12.1    Restrictions on Transfer
Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. If and so long as Tenant is a private

Exhibit 10.10
corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership, an assignment, within the meaning of this Article XII, shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Tenant’s stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof (a “Majority Interest Transfer”). For the avoidance of doubt, and notwithstanding anything in this Article XII to the contrary, any public offering of shares in Tenant or the exchange of shares in Tenant on a nationally recognized stock exchange shall not be deemed an assignment within the meaning of this Article XII. For the purpose of this Section 12.1, ownership of stock or membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law. In addition, the following shall be deemed an assignment within the meaning of this Article XII: (a) the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, and (b) the establishment by the Tenant or a permitted successor or assign of one or more series of (1) members, managers, limited liability company interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Tenant (or such successor or assignee) or profits or losses associated with specified property or obligations of the Tenant (or such successor or assignee), pursuant to §18-215 of the Delaware Limited Liability Company Act, as amended, or similar laws of other states or otherwise, or (2) limited partners, general partners, partnership interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Tenant (or such successor or assignee) or profits or losses associated with specified property or obligations of the Tenant (or such successor or assignee) pursuant to §17-218 of the Delaware Revised Uniform Limited Partnership Act, as amended, or similar laws of other states or otherwise (a “Series Reorganization”). Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall, at Landlord’s election, be void, of no force and effect, and confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2    Tenant’s Notice
Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises (partial subletting being permitted subject to the provisions of Section 12.7(G) below), Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 12.4 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made (including

Exhibit 10.10
in the case of a proposed subletting, the area proposed to be sublet and the proposed sublease term), (d) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, all other information necessary to make the determination referred to in said Section 12.4 and (e) in the case of a proposed assignment or subletting pursuant to Section 12.5 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.5.

12.3    Landlord’s Termination Right
Notwithstanding the provisions of Section 12.2 above, in the event Tenant desires to (i) assign this Lease or (ii) sublet any portion of the Premises that (together with any such portions already sublet by Tenant) comprises more than fifty percent (50%) of the Rentable Floor Area of the Premises for a term equal to all or substantially all of the remaining Lease Term hereof, then Tenant shall notify Landlord thereof in writing, which notice shall identify the affected portion of the Premises (the “Recapture Premises”). Landlord shall have the right at its sole option, to be exercised within twenty (20) days after receipt of Tenant’s Proposed Transfer Notice (the “Acceptance Period”), to terminate this Lease solely with respect to the Recapture Premises as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, the provisions of Sections 12.4, 12.6 and 12.7 shall be applicable. This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.5. From and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended, and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and, accordingly, Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises.

In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 12.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.

12.4    Consent of Landlord
Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred and eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right,

Exhibit 10.10
or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the whole (or any part) of the Premises in accordance with the Proposed Transfer Notice; provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, Landlord hereby agreeing to grant (or withhold) such consent within ten (10) business days following the expiration of the Acceptance Period.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)    the proposed assignee or subtenant is an occupant of the Building or is (or within the previous thirty (30) days has been) in active negotiation with Landlord for premises in the Building and Landlord has existing space that satisfies such party’s needs, or

(b)    the proposed assignee or subtenant is not of a character consistent with the operation of a first class office/research/laboratory building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(c)    giving appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(d)    the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(e)    the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) materially violate or be likely to materially violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)    there shall be existing a monetary or material non-monetary Event of Default (defined in Section 15.1), or

(g)    any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially

Exhibit 10.10
have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(h)    the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease, where such mortgage holder or ground lessor has approval rights with respect to such proposed assignment or subletting pursuant to the terms of its mortgage or ground lease, or

(i)    due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole or any part of the Premises) or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.2 shall be applicable.

12.5    Exceptions
Notwithstanding the provisions of Sections 12.1, 12.3 and 12.4 above, but subject to the provisions of Section 12.2 above and Section 12.7 below, Tenant shall have the right, without the prior written consent of Landlord:

(x)    to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation or which is under common control with Tenant, provided that such transfer or transaction is for a legitimate regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, or (ii) which purchases all or substantially all of the assets of Tenant, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant or (iv) which merges with, consolidates into, or combines with Tenant, or into which Tenant may be converted, or

(y)    to effect a Series Reorganization, or

(z)    to engage in a Majority Interest Transfer,

provided that in any of the foregoing events as described in clauses (y) or (z) above the transaction is for a legitimate business purpose of Tenant other than the limitation or segregation of the liabilities of Tenant, and provided further that in any of the foregoing events as described in clauses (x), (y) and (z), the entity to which this Lease is so assigned or which so sublets the Premises or the series established by the Series Reorganization has a credit worthiness (e.g. net

Exhibit 10.10
assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”). Tenant shall give Landlord notice of any planned sublease or assignment pursuant to this Section 12.5 at least ten (10) days prior to the effective date of such planned sublease or assignment, along with such information as may be reasonably requested by Landlord to determine that such planned assignment or subletting complies with the requirements of this Section 12.5; provided that, if prior notice of such planned sublease or assignment cannot be given due to confidentiality requirements imposed on Tenant by a contractual obligation or applicable regulatory requirements, then Tenant instead shall be required to give notice to Landlord of the occurrence of such assignment or sublease as soon as it is legally permitted, but no later than ten (10) business days following the effective date of such assignment or sublease.

Except in cases of statutory merger or a Series Reorganization, in which case the surviving entity in the merger or the series to which this Lease has been designated shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.6    Profit on Subleasing or Assignment
In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.5 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any, shall be paid to Landlord. The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, advertising and marketing costs, rent concessions, attorneys’ fees, architect and construction management fees, and alteration allowances, in each case actually paid and expressly excluding the amount of any construction or other allowance provided by Landlord to Tenant), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

Exhibit 10.10

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7    Additional Conditions
(A)    It shall be a condition of the validity of any assignment or subletting consented to under Section 12.4 above, or any assignment or subletting of right under Section 12.5 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 12.5, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Article XII hereof and (c) to indemnify the “Landlord Parties” (as defined in Section 13.13) as provided in Section 13.1 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)    As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request (such amount not to exceed $3,000).

(C)    If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Article XII hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)    The consent by Landlord to an assignment or subletting under Section 12.4 above, or the consummation of an assignment or subletting of right under Section 12.5 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

Exhibit 10.10
(E)    Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits reasonably allocable (in Landlord’s reasonable determination consistent with Section 12.6) to any calendar month of the Term during which there is or was subsisting, at any time during said calendar month, a monetary or material non-monetary Event of Default (as defined in Section 15.1).

(F)    Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(G)    In addition to the other requirements set forth in this Lease and notwithstanding any other provisions of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations, and must be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically leased from the remainder of the Premises, except as provided in Section 12.3, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than three (3) subleases in effect in the Premises at any given time.
ARTICLE XIII
Indemnity and Insurance
13.1    Tenant’s Indemnity
(a)     Indemnity. To the fullest extent permitted by law, but subject to the limitations in Section 16.24 hereof, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature by a third party to the extent arising from or claimed to have arisen from (i) any act, omission or negligence of any of the Tenant Parties (as hereinafter defined) occurring in or about the Premises, the Building, or the Property; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as any of Tenant’s Property (as defined in Section 13.4) remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building or elsewhere at the Property, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease. The indemnification rights

Exhibit 10.10
of Landlord Parties provided in this Lease are their exclusive indemnification rights with respect to this Lease. Landlord Parties waive any additional rights to indemnification they may have against Tenant Parties with respect to this Lease under common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages result from matters included in Landlord’s indemnity in Section 13.1.1 of this Article.

(b)     Breach. In the event that Tenant breaches any of its indemnity obligations hereunder: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including reasonable attorneys’ fees) incurred as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section 13.1(b).

(c)    No limitation. The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)    Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord.

(e)    Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.

(f)    Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(g)    Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their

Exhibit 10.10
respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.1.1    Landlord’s Indemnity. To the fullest extent permitted by law, but subject to the limitations in Section 16.24 and in Section 13.2 and Section 13.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or willful misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord waives its right to contribution and agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Property after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or any Landlord Party, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this Section shall not be applicable to (i) the holder of any mortgage now or hereafter on the Property or Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Property or Building), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing. The indemnification rights of Tenant provided in this Lease are its exclusive indemnification rights with respect to this Lease. Tenant waives any additional rights to indemnification it may have against Landlord Parties with respect to this Lease under common law. The terms of this Section 13.1.1 shall survive any termination or expiration of this Lease.

13.2    Tenant’s Risk
Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Property as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Property, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, any cyber attack affecting the Building, systems or any computer systems in the Premises, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Property, or from water, rain or snow that may leak into, or

Exhibit 10.10
flow from any part of the Premises or the Building or the Property, or from drains, pipes or plumbing fixtures in the Building or the Property. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building.

13.3    Tenant’s Commercial General Liability Insurance
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which Tenant or any Tenant Party first accesses the Premises in connection with the work contemplated in Section 1.1(B)(4) of the Work Agreement attached as Exhibit B-1 hereto, or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000.00 per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, in the Building or on the Property, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as reasonably determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same upon request.

13.4    Tenant’s Property Insurance
Tenant shall maintain at all times during the Term of this Lease, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property, remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” or equivalent type insurance coverage with respect to (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises, (ii) all additions, alterations

Exhibit 10.10
and improvements made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease) or existing in the Premises as of the date of this Lease (“Leasehold Improvements”), and (iii) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) may be maintained by such third parties (collectively, “Tenant’s Property”). At the request of Landlord (provided that Landlord may not make such request more than once in any 24 month period), Tenant shall provide to Landlord a reasonably detailed description of the Leasehold Improvements made by or on behalf of Tenant and the approximate cost thereof. The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than $3,000,000. The “all risk” or equivalent insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section for Leasehold Improvements. In the event of loss or damage covered by the “all risk” or equivalent insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” or equivalent insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” or equivalent insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

13.5    Tenant’s Other Insurance
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereafter, (1) automobile liability insurance (covering any automobiles owned or operated by Tenant at the Property); (2) worker’s compensation insurance as required by law; (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee; and (4) pollution/environmental liability insurance covering the environmental risks of Tenant’s business with limits of not less than Two Million Dollars ($2,000,000) per

Exhibit 10.10
occurrence and not less than Three Million Dollars ($3,000,000) in the aggregate, with respect to environmental contamination and pollution of the Property caused by Tenant.

13.6    Requirements for Tenant’s Insurance
All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; and (2) contain a clause requiring the insurer to provide Landlord thirty (30) days’ prior written notice of cancellation or failure to renew. All commercial general liability and excess/umbrella liability insurance policies shall be primary and noncontributory. No such policy shall contain any self-insured retention greater than $100,000.00 for property insurance and $25,000.00 for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. Landlord reserves the right from time to time (but no more than once during any three (3) year period during the Term) to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) business days after delivery to Tenant of bills therefor. Landlord reserves the right to use a third-party provider to administer the collection of Tenant’s insurance certificates and compliance with the insurance requirements hereunder. In the event Landlord chooses to do so, Landlord’s service provider will contact Tenant using Tenant’s Email Address for Insurance Matters listed in Section 1.1 to provide further information.

13.7    Additional Insureds
To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 13.7 must provide coverage to the Additional Insureds that is primary and non-contributory.

Exhibit 10.10
13.8    Certificates of Insurance
On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit K, however, other forms of certificates may satisfy the requirements of this Section 13.8). Failure by the Tenant to provide the certificates or letters required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

13.9    Subtenants and Other Occupants
Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 13.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.10    No Violation of Building Policies
Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11    Tenant to Pay Premium Increases
To the extent that, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and

Exhibit 10.10
subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

13.12    Landlord’s Insurance
(a)     Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” or equivalent type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Landlord’s Operating Expenses. Payment for losses thereunder shall be made solely to Landlord.

(b)     Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Property, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Property. The cost of all such additional insurance shall also be part of Landlord’s Operating Expenses.

(c)     Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord’s Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(d)     No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.13    Waiver of Subrogation
To the fullest extent permitted by law, and notwithstanding any term or provision of this Lease to the contrary, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause

Exhibit 10.10
in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

13.14    Tenant’s Work
During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 13.14 shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 13.14.

ARTICLE XIV
Fire, Casualty and Taking
14.1    Damage Resulting from Casualty
In case the Building is damaged by fire or casualty, Landlord shall promptly notify Tenant in writing of Landlord’s reasonable estimate of the length of time necessary to repair or restore the damage from such fire or casualty from the time that repair work would commence (“Landlord’s Restoration Estimate”). If Landlord’s Restoration Estimate indicates a repair period of more than three hundred (300) days from the date that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If the Premises shall be damaged by fire or casualty and Landlord’s Restoration Estimate indicates a repair period of more than three hundred (300) days from the time that repair work would commence, then Tenant shall have the right, by giving notice to Landlord not later than

Exhibit 10.10
thirty (30) days after receipt of Landlord’s Restoration Estimate, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If during the last eighteen (18) months of the Lease Term as it may have been extended, the Premises shall be damaged by fire or casualty and Landlord’s Restoration Estimate indicates a repair period of more than one hundred fifty (150) days from the date of such casualty, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after receipt of Landlord’s Restoration Estimate, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or any part thereof is damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property (as defined in Section 13.4 hereof), except as expressly provided in the immediately following paragraph of this Section 14.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition and are made available for occupancy by Tenant. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building, then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building and the Premises in accordance with the previous paragraph, Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease or which have been performed in accordance with the provisions of Section 9.7 (including the requirement that Landlord be notified thereof) or which are existing in the Premises as of the date of this Lease, and (y) with respect to which Tenant has carried “all risk” or other equivalent insurance covering the loss or damage in accordance with Section 13.4 above and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within five (5) business days following Landlord’s written request); provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent

Exhibit 10.10
amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed on or before the later of (i) one (1) year from the date of the casualty or (ii) the last day of the estimated restoration period set forth in Landlord’s Restoration Estimate, such periods set forth in clauses (i) and (ii) to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined in Section 16.31 below (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such later period (as extended) until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

14.2    Uninsured Casualty
Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3    Rights of Termination for Taking
If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Building or the Property shall be so taken that continued operation of the Building would be uneconomic as determined by Landlord in its reasonable discretion, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants

Exhibit 10.10
of the Building whose premises are similarly affected. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Property) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Property), then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, and Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Premises, and Operating Expenses Allocable to the Premises shall be abated for the remainder of the Lease Term.

14.4    Award
Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Property and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses.

Exhibit 10.10
ARTICLE XV
Default
15.1    Tenant’s Default
This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” or a “Default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the notice and cure period (if any) herein provided, as follows:

(a)    Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof; or

(b)    Landlord having rightfully given the notice specified in (a) above to Tenant twice in any consecutive twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)    Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease; or

(d)    Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance, or the employment of labor and contractors within the Premises which interfere with Landlord’s work, in violation of Sections 9.3, 11.4 or 11.10 or Exhibit B-1, or a failure to observe the requirements of Section 11.2), and such failure continues for three (3) business days after notice from Landlord to Tenant thereof; or

(e)    Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after written notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)    The estate hereby created shall be taken on execution or by other process of law; or

Exhibit 10.10
(g)    Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)    Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)    a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)    any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k)    Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(l)    Tenant abandons the Premises. Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant has made reasonable arrangements to Landlord’s satisfaction for (a) the security of the Premises for the balance of the Term and (b) the removal of any Hazardous Materials from the Premises and/or decommissioning of any laboratory facilities within the Premises, and (ii) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due. Temporary non-use of the Premises, as appropriate, for repair, restoration, remodeling, change from research to development or another phase of Tenant’s business that complies with the Permitted Use shall not in and of itself be deemed to be abandonment.

15.2    Termination; Re-Entry
Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “Notice of Termination”) terminating this Lease on a date specified in such Notice of Termination (which shall be not less than five (5) days after the date of the mailing of such Notice of Termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such Notice of Termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

Exhibit 10.10
In addition or as an alternative to the giving of such Notice of Termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3    Continued Liability; Re-Letting
(A)    If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

(B)    Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In

Exhibit 10.10
no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office/research/laboratory space in the Building.

(C)    In the alternative, Landlord may elect, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, but as final damages and in lieu of all other such damages beyond the date of such notice, to require Tenant to pay such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with this Section 15.3(C), the total rent shall be computed by assuming Landlord’s Tax Expenses Allocable to the Premises under Section 6.2 and the Operating Expenses Allocable to the Premises under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months of the Term have elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

(D)    Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.4    Liquidated Damages
In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Article XV, Landlord may elect to collect from Tenant, by notice to Tenant, given to Tenant at the time of termination, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (a) the Annual Fixed Rent and all Additional Rent payable for the lesser of (i) the twelve (12) months ended next prior to such termination and (ii) the number of full plus any partial months remaining in the Lease Term,

Exhibit 10.10
plus (b) the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such termination, plus (c) any and all expenses which the Landlord may have incurred for and with respect to the collection of any such rent. Notwithstanding the foregoing, Landlord shall not be entitled to collect liquidated damages under the provisions of this paragraph if such liquidated damages would exceed the damages to which Landlord would have been entitled had it elected to collect liquidated damages under the provisions of Section 15.3(C).

15.5    Waiver of Redemption
Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6    Landlord’s Default
Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.
ARTICLE XVI
Miscellaneous Provisions
16.1    Waiver
Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver by Landlord of any condition of this Lease, nor any failure by Tenant to deliver any security deposit, letter of credit, pre-paid rent, financial information, or other item required upon the execution and delivery of this Lease, shall be construed as excusing satisfaction of any such condition or the delivery of any such item by Tenant, and Landlord reserves the right to declare the failure of Tenant to satisfy any such condition or deliver any

Exhibit 10.10
such item an Event of Default under this Lease (subject to any applicable notice and cure period set forth in Section 15.1).
Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.
16.2    Cumulative Remedies
Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3    Quiet Enjoyment
This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord’s interest under this Lease, including ground or master lessees, to the extent

Exhibit 10.10
of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4    Surrender
(A)     No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)     Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5    Brokerage
(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the Broker designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings with brokers other than the Broker designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first reasonably approved by Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Broker designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Broker designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first reasonably approved by Tenant and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker designated in Section 1.1 hereof in connection with the Original Term.

16.6    Invalidity of Particular Provisions
If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than

Exhibit 10.10
those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7    Provisions Binding, Etc.
The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8    Recording; Confidentiality
Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant’s advisors, brokers, partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same; provided that Tenant shall be permitted at any time, upon reasonable prior written notice to Landlord, to disclose the terms of this Lease publicly to the extent required by law in connection with any filing made by Tenant with the United States Securities and Exchange Commission (“SEC”), which disclosure may require attaching a copy of this Lease to such filing; provided, however that Tenant shall redact from such disclosed copy of this Lease any sensitive or confidential information if and to the extent permitted under applicable SEC rules and regulations). In the event Tenant is required by law (other than in connection with any filing made by Tenant with the SEC as aforesaid) to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

Exhibit 10.10
16.9    Notices and Time for Action
Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord at the same address, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department. Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

In the event Tenant’s mailing address for notices or any email address for Tenant contained in Article I should change during the Term, Tenant shall promptly notify Landlord of the same.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10    When Lease Becomes Binding and Authority
Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and

Exhibit 10.10
may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. Landlord and Tenant hereby represent and warrant to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

16.11    Paragraph Headings
The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12    Rights of Mortgagee
This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building (or the Property or both or any part thereof), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that in the case of a future mortgage the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this
Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request (Tenant hereby agreeing to pay any reasonable legal or other fees charged by the mortgagee in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request such as, for example, attorneys’ fees.

Exhibit 10.10
Landlord agrees to use commercially reasonable efforts to cause the holder of any mortgage encumbering the Property to enter into a subordination, non-disturbance and attornment agreement (an “SNDA”) with Tenant, which SNDA shall be on such holder’s standard form (with such modifications thereto requested by Tenant that such mortgage holder may reasonably approve), and that provides, among other things, that so long as Tenant is not in an Event of Default under this Lease, foreclosure or other enforcement of such mortgage shall not terminate Tenant’s right to possession of the Premises and that Tenant’s rights under this Lease shall be recognized by the holder of such mortgage to the extent and subject to the limitations in the SNDA. Landlord shall not be obligated to pay any fee or reimburse any costs of such holder. If such holder conditions its agreement to enter into such SNDA upon any such payment or reimbursement, any such costs associated with changes requested to such holder’s standard form shall be the sole responsibility of Tenant. Landlord represents and warrants that no mortgage encumbers the Property as of the date of this Lease.

16.13    Rights of Ground Lessor
If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, then unless such ground lease provides by its terms that it is subordinate to this Lease, Landlord shall cause the holder of the ground lessor’s interest in such lease to enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14    Notice to Mortgagee and Ground Lessor
After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the leased premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit I then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

Exhibit 10.10
16.15    Assignment of Rents
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)    That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant or under a SNDA, specifically otherwise elect or agree; and

(b)    That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

16.16    Status Report and Financial Statements
Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non-Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will promptly (and in any event within ten (10) business days) furnish to the Requesting Party, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Building or the Property, or any potential purchaser of the Premises, the Building, or the Property (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees.

Exhibit 10.10

In addition, unless and for so long as Tenant is not a publicly-traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years.

Any such status statement and non-publicly available financial statement, which shall be certified by Tenant’s executives to the same extent as publicly-available financial statements of publicly-traded entities, which are delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17    Self-Help
If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A. or its successor as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

16.18    Holding Over
Any holding over by Tenant after the expiration or earlier termination of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first sixty (60) days of any holding over, the percentage figure set forth above shall instead be

Exhibit 10.10
150%. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the first thirty (30) days of any holding over by Tenant.

Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19    Entry by Landlord
Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises (i) at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 7.1, and 7.2, and Exhibit B-1), (ii) to show and market the Premises to prospective tenants from and after such time as Tenant’s extension option has lapsed unexercised during the Original Term, or during the final twelve (12) months of the Extended Term, as applicable, and (iii) at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least forty-eight (48) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by Landlord or by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied at all times by a representative of Landlord. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions with unusually fragile, vulnerable or sensitive property and equipment. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to have a representative present for any access by Landlord or any Landlord Parties in exercising its rights under this Section 16.19.

Exhibit 10.10
In the event Tenant sends a notice alleging the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord’s access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 16.19 and Section 16.17 in such manner as Landlord deems necessary in its sole but reasonable discretion to remedy such dangerous or unsafe condition.

16.20    Tenant’s Payments
Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Except as otherwise expressly provided herein, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred twenty (120) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand (accompanied by reasonable supporting documentation), as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s written direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

16.21    Late Payment
If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or

Exhibit 10.10
installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand. However, not more than once per calendar year, the aforesaid late charge will not be imposed until five (5) days after written notice of such delinquency is given to Tenant, in which case the aforesaid late charge shall be due only if such delinquency fails to be cured within such five (5) day period. Additionally, in the case where Tenant is entitled to such additional five (5) day cure period after notice, as provided above, interest on the Outstanding Amount shall not begin to accrue until the day following such five (5) day grace period. The aforesaid late charge and interest accrued upon any Outstanding Amount shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22    Counterparts
This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23    Entire Agreement
This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24    Landlord Liability
Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building and the Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Building and the Property (and the proceeds of any insurance claim or eminent domain proceeding in connection

Exhibit 10.10
therewith), as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same.

In no event shall either party hereto ever be liable for any indirect or consequential damages or loss of profits or the like, provided that the foregoing shall not limit or alter any procedural right or remedy of Landlord under this Lease nor shall the same apply to the obligations of Tenant with respect to any holdover by Tenant after the expiration or earlier termination of this Lease (except as other limited by Section 16.18) or the obligations under this Lease with respect to Hazardous Materials.

16.25    No Partnership
The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26    Security Deposit
(A)     Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of $810,515.00 and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from S&P Global Ratings of A- or a comparable rating from Moody’s Investors Service, Inc., (ii) be substantially in the form attached hereto as Exhibit J (or such other form as approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) , (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is sixty (60) days subsequent to the scheduled expiration of this Lease (as the same may be

Exhibit 10.10
extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than forty-five (45) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date (including, without limitation, in the event of a notice of non-renewal from the issuer), Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit. Upon the occurrence of any default of Tenant that continues beyond notice (the delivery of which shall not be required for purposes of this Section 16.26 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the lessor in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

There not then being an outstanding Event of Default and Tenant having performed all of its obligations under this Lease, including the payment of all outstanding Annual Fixed Rent and Additional Rent, Landlord shall promptly return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

(B)    Landlord shall return a One Hundred Sixty-Two Thousand One Hundred Three and 00/100 Dollars ($162,103.00) portion (the “Reduction Amount”) of the security deposit to Tenant so that the remainder of such Security Deposit (the “Remaining Amount”) shall be Six Hundred Forty-Eight Thousand Four Hundred Twelve and 00/100 Dollars ($648,412.00) (or if such security deposit is in the form of a Letter of Credit, Landlord shall return the original Letter of Credit promptly after Tenant delivers a new Letter of Credit which reduces the amount secured by the Letter of Credit by the Reduction Amount and otherwise in strict conformity with the requirements herein) at the beginning of the thirty-sixth (36th) full calendar month immediately following the Phase I Commencement Date (the “Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or

Exhibit 10.10
grace, (ii) Landlord has not applied such Security Deposit or any portion thereof to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, (iv) Tenant has not declared bankruptcy at any point during the Term and (v) Tenant’s annual revenues for its most recently completed fiscal year are at least $175,000,000.00 (as determined by Landlord based on its review of the quarterly financial statements included in Tenant’s then-most recent Form 10-Q filed with the SEC (or, if Tenant is not publicly traded, based on Landlord’s review of Tenant’s most recent consolidated financial statements prepared in accordance with generally accepted accounting principles). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (v) of the immediately preceding sentence at the beginning of the thirty-sixth (36th) full calendar month immediately following the Phase I Commencement Date, then the Scheduled Reduction Date shall be deferred until such date as Tenant has met such conditions.

(C) If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Security Deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable and prompt determination, that all of the aforesaid conditions are met, the Security Deposit shall be so reduced in accordance with this Section 16.26. If Tenant is prevented from receiving such reduction based upon a default by Tenant hereunder, Tenant shall have the right to resubmit such request so long as Tenant cures such default before the expiration of any applicable notice and cure period. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 16.26, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

16.27    Governing Law
This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28    Waiver of Trial by Jury
To induce Landlord to enter into this Lease, the Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.29    Electronic Signatures
    The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force

Exhibit 10.10
and effect as an original signature.  Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

16.30    Building Amenities
The Building currently contains a conference center, outdoor terrace, shared collaboration space, grab-and-go caféteria/food hall, and a fitness center that includes (i) a basketball court that converts to an auditorium for company gatherings and (ii) unisex individual locker and shower pods (each an “Amenity” and collectively the “Amenities”), and Tenant shall have the right to use such Amenities, without payment of an additional fee or charge, in common with other tenants and occupants of the Building entitled to use thereof throughout the Term hereof. For so long as Landlord shall elect to operate any of the Amenities in the Building, Landlord shall repair, maintain, insure and clean the same in a manner consistent with the level of repair, maintenance, insurance and cleaning of similar amenities in other comparable properties in the Route 128/Mass Pike Market Area. Landlord shall be permitted to grant access and use rights to the Amenities to tenants and occupants of buildings owned or operated by Landlord or any of its affiliates in the CityPoint Project (provided such other tenants and occupants pay a fair and equitable amount for the use of the Amenities to reduce Operating Expenses as reasonably determined by Landlord). The cost of maintaining, repairing and operating the Amenities shall be included in Landlord’s Operating Expenses pursuant to Section 7.4.
16.31    Force Majeure
In the event Landlord or Tenant is in any way delayed, impeded, interrupted, stopped or prevented from performing any of its obligations under this Lease (except, with respect to Tenant, its obligations to give notice with respect to any option explicitly set forth in this Lease, to take any actions required by specific dates or within specific time periods under Exhibit B-1 attached hereto, to surrender the Premises as and when required by this Lease and to maintain insurance as required by this Lease) due to fire, casualty, act of God, epidemic, pandemic, breach of cyber security, strike, lockout, labor dispute or disruption, disruption in the supply chain or other inability by the exercise of reasonable diligence to obtain materials or parts, act of war, terrorism, breakdown, accident, civil commotion, laws, regulations, restrictions, orders, quarantines, construction moratoria or other action or inaction by any local, state or federal governmental or health authority (including, without limitation, any shelter-in-place orders, stay at home orders, occupancy restrictions or limitations or any restriction on travel related to the forgoing that preclude or restrict Landlord or Tenant or their agents, contractors or employees from accessing or using the Premises), or any other cause or event to the extent beyond such party’s reasonable control regardless of whether such cause or event is (i) related to the specifically enumerated causes or events in this paragraph or (ii) foreseeable or unforeseeable (each, an event of “Force Majeure”), such cause or event of Force Majeure shall excuse the performance of the obligation of such party under this Lease for a period equal to such delay, impediment, interruption, stoppage or prevention, including the time reasonably necessary to repair any damage caused by the Force Majeure event, if any. Notwithstanding anything to the contrary contained in this Lease and for avoidance of doubt, in no event will (i) any party be entitled to claim Force Majeure due to any act or inaction within its reasonable control, (ii)

Exhibit 10.10
financial hardship constitute an event of Force Majeure nor (iii) any event of Force Majeure in any way affect, excuse, suspend, reduce or abate the obligation of Tenant to timely pay all rent and other charges payable by Tenant pursuant to the terms of this Lease, except as expressly provided in Article XIV or entitle either party to terminate this Lease, except as explicitly provided in Article XIV. A party invoking the benefit of the Force Majeure provisions shall notify the other party to the existence of the Force Majeure event within five (5) business days after becoming aware of the circumstances giving rise to such party invoking the benefit of the Force Majeure provisions. In all events, a party claiming the benefit of the Force Majeure provisions shall use commercially reasonable efforts to mitigate the impact of such Force Majeure event on the non-claiming party.

16.32    Shuttle Service
Landlord currently provides or otherwise arranges for Shuttle Service (defined below) to and from the Building on weekdays (subject to weather conditions that adversely impact travel, holidays and Force Majeure), and Tenant’s employees shall, subject to seating availability, have the right to use such Shuttle Service at all times that such Shuttle Service is in operation and available for use by tenants of the Building. “Shuttle Service” shall mean express shuttle bus service that is provided or contracted for by Landlord between the Building, the Alewife MBTA station, and additional commuting locations in the Waltham/Cambridge/Boston area as reasonably determined by Landlord from time to time. Landlord shall have the right to adjust the schedule, frequency, and route(s) of the Shuttle Service as it reasonably determines based on demand. No fee shall be charged to any passenger that utilizes the Shuttle Service provided by Landlord; provided that all costs of providing such Shuttle Service shall be included as part of Landlord’s Operating Expenses, subject to the provisions of Section 7.4. Tenant’s use of the Shuttle Service shall be at Tenant’s sole risk, and Tenant hereby acknowledges that Landlord shall have no liability with respect thereto. Without limiting the foregoing, Landlord reserves the right to temporarily suspend the Shuttle Service if Landlord reasonably determines that such Shuttle Service is not being adequately utilized by tenants of the Building and/or the CityPoint Project. Further, Landlord may elect to permanently eliminate the Shuttle Service following a temporary suspension if Landlord reasonably believes that such Shuttle Service is not desired by, or would not be adequately utilized by, tenants of the Building and/or the CityPoint Project.

16.33    Right of First Offer
A.ROFO Conditions. On the conditions (“ROFO Conditions”) (which conditions Landlord may waive by written notice to Tenant) that both at the time that Landlord is required to give Landlord’s ROFO Notice, as hereinafter defined, and as of the ROFO Premises Commencement Date, as hereinafter defined, (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned this Lease or sublet more than fifty percent (50%) of the Premises (excluding any assignment or subletting permitted without Landlord’s consent under Section 12.5 hereof), and (iv) Tenant, itself, is occupying at least fifty (50%) of the Premises, Tenant shall have the following recurring right (“Right of First Offer”) to lease the ROFO Premises, as hereinafter defined, when such ROFO Premises becomes Available for Lease to Tenant, as hereinafter defined.

Exhibit 10.10

B.Definition of ROFO Premises. “ROFO Premises” shall be defined as the portion of the third (3rd) floor of the Building shown on Exhibit M attached hereto, when such area(s) become Available for Lease, as hereinafter defined, during the Term of this Lease. For the purposes of this Section 16.33, the ROFO Premises shall be deemed to be “Available for Lease” when Landlord determines, in its reasonable judgment, that such area will become available for leasing to Tenant (i.e., when Landlord determines, in its reasonable judgment, that the then-current occupant of such ROFO Premises will vacate such ROFO Premises, and when Landlord intends to offer such ROFO Premises for lease).

C.Exercise of Right to Lease ROFO Premises. Landlord shall give Tenant written notice (“Landlord’s ROFO Notice”) at the time that Landlord determines, as aforesaid, that the ROFO Premises will become Available for Lease to Tenant. Landlord’s ROFO Notice shall set forth Landlord’s quotation of a proposed annual fixed rent applicable to the ROFO Premises, the Permitted Uses applicable to the ROFO Premises, and the anticipated ROFO Premises Commencement Date. Tenant may lease such ROFO Premises in its entirety only, by delivering written notice of exercise to Landlord (“Tenant's ROFO Exercise Notice”) within ten (10) business days after the date of Landlord’s ROFO Notice. If Tenant disagrees with Landlord’s proposed annual fixed rent applicable to the ROFO Premises, Tenant shall so state in Tenant’s ROFO Exercise Notice, and the matter shall be submitted for a broker determination of the Prevailing Market Rent applicable to the ROFO Premises in accordance with the provisions of Exhibit H hereof. Notwithstanding the foregoing, Tenant shall have no right to exercise its Right of First Offer if less than twelve (12) months would remain in the Term as of the ROFO Premises Commencement Date. In any case where Tenant has no right to exercise its Right of First Offer (that is, during the last twelve (12) months of the Term of the Lease, or if the ROFO Conditions are not met), Landlord shall not be obligated to deliver Landlord’s ROFO Notice to Tenant. If Tenant fails to timely give Tenant’s ROFO Exercise Notice, Tenant shall have no further right to lease the ROFO Premises in question until such ROFO Premises have been leased to a third party and thereafter again become “Available for Lease”, time being of the essence of this Section 16.33.

D.Lease Provisions Applying to ROFO Premises. The leasing to Tenant of such ROFO Premises shall be upon all of the same terms and conditions of the Lease (subject to application of the Prevailing Market Rent as aforesaid), except as follows:

(i)The “ROFO Premises Commencement Date” shall be the date that Landlord delivers such ROFO Premises to Tenant.
(ii)The “ROFO Premises Rent Commencement Date” shall be as set forth in Landlord’s ROFO Notice.
(iii)The Permitted Use with respect to such ROFO Premises shall be as designated by Landlord in Landlord’s ROFO Notice.

(iv)Tenant shall take such ROFO Premises “as-is” in its then (i.e., as of the date of delivery) state of construction, finish, and decoration, without any obligation on

Exhibit 10.10
the part of Landlord to construct or prepare any ROFO Premises for Tenant’s occupancy.
(v)The expiration date in respect of the ROFO Premises shall be the expiration date of the Term of the Lease (as the same may be extended pursuant to the terms hereof).

E.Execution of Lease Amendments. Notwithstanding the fact that Tenant’s exercise of the above-described option to lease the ROFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the ROFO Premises. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein option to lease the ROFO Premises, unless otherwise specifically provided in such lease amendment.

F.Prior Rights. Notwithstanding anything herein to the contrary, Tenant’s right of first offer in this Section 16.33 is subject and subordinate to (i) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof and (ii) the right of Landlord to extend the term of the lease of any then-existing tenant of the ROFO Premises (whether or not pursuant to rights under such tenant’s lease) or execute a new lease with the then-occupant of the ROFO Premises prior to the ROFO Premises becoming Available for Lease, which rights shall be deemed prior to the rights of Tenant under this Section 16.33.

G.Hold-Over Premium. If Tenant shall timely exercise its rights under this Section 16.33 with respect to the ROFO Premises designated in Landlord’s ROFO Notice and if, thereafter, the then occupant of the ROFO Premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement within sixty (60) days after the date on which the hold-over commences and prosecution of an eviction proceeding, but shall not require the taking of any appeal) to evict such occupant from such ROFO Premises and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the ROFO Premises Commencement Date and the ROFO Premises Rent Commencement Date shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord (subject to Landlord’s obligations as set forth above to the timely commencement and prosecution of an eviction proceeding) and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Available ROFO Space

Exhibit 10.10
is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

[Signatures on Following Page]

Exhibit 10.10
    EXECUTED in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.1 above.

LANDLORD:

BP THIRD AVENUE LLC,
a Delaware limited liability company

By: BOSTON PROPERTIES LIMITED
        PARTNERSHIP, a Delaware limited
        partnership, its sole member

        By: BXP, INC., a Delaware
        corporation, its General Partner

By: /s/ Patrick Mulvihill Name: Patrick Mulvihill Title: SVP

                         TENANT:

                         AKEBIA THERAPEUTICS, INC.,
                         a Delaware corporation

By:	/s/ Erik J. Ostrowski
Name:	Erik J. Ostrowski
Title:	CFO & CBO